UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2016

HANCOCK FABRICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Fashion Way Baldwyn, Mississippi		38824
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:

(662) 365-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 4, 2016, the Board of Directors of Hancock Fabrics, Inc. (the “Company”) appointed Rebecca I. Flick as Executive Vice President and Chief Financial Officer of the Company. In connection with her appointment, the Company entered into an offer letter with Ms. Flick that provides for her annual base salary to be $250,000. In addition, the Company will provide other benefits including reimbursement of certain living expenses as set forth in the offer letter. Ms. Flick will be required to repay these amounts to the Company if she voluntarily terminates employment with the Company within certain periods specified in the offer letter. Ms. Flick will also be entitled to cash severance of two times her base salary, plus prorated bonus, if applicable, if her employment is involuntarily terminated in connection with a change in control of the Company. The foregoing description is qualified in its entirety by the provisions of Ms. Flick’s offer letter, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Ms. Flick, age 50, currently serves as the Chairman - Finance Committee of the Marcus Autism Center Board of Trustees and is a director of the National Monuments Foundation Board and a member of the University of Tennessee Finance Department Advisory Board. From 2013 to September 2014, she served as Global Vice President - Finance and Treasurer at Recall Corporation, a company listed on the Australian Securities Exchange, and from 2012 to 2013, she served as Enterprise Vice President - Finance and Treasurer at ServiceMaster Global Holdings, Inc., currently a public company listed on the New York Stock Exchange. From 2011 to 2012, Ms. Flick served as Senior Vice President and Chief Financial Officer at SecurAmerica, LLC, a private company. Prior to that, Ms. Flick had spent approximately 14 years at The Home Depot, Inc., which is listed on The New York Stock Exchange, in various positions, including Vice President - Finance and Treasurer.

Upon Ms. Flick’s appointment, O. Pierce Crockett, the Company’s interim Chief Financial Officer, no longer served in such position effective January 4, 2016. Mr. Crockett will resume his prior role as Divisional Vice President and Controller for the Company’s finance team.

There is no arrangement or understanding between Ms. Flick and any other person pursuant to which she is being appointed as Executive Vice President and Chief Financial Officer. There are no family relationships between Ms. Flick and any director or executive officer of the Company and there are no relationships or related transactions between Ms. Flick and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

The Company issued a press release on January 5, 2016, announcing Ms. Flick’s appointment, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter with Rebecca Flick, dated December 21, 2015.

99.1	Press release, dated January 5, 2016.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Fabrics, Inc.
Date: January 6, 2016

	By:	/s/ Steven R. Morgan
Steven R. Morgan
President and Chief Executive Officer